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                                                                   EXHIBIT 10.84
                          LEHMAN BROTHERS BANK, F.S.B.
                                 399 PARK AVENUE
                            NEW YORK, NEW YORK 10022

                                                           As of October 2, 2003

ACADEMIC MANAGEMENT SERVICES CORP.
One AMS Place
463 Swansea Mall Drive
Swansea, Massachusetts 02777
Attention: Rhonda Sayles

         RE: MASTER REPURCHASE AGREEMENT (TOGETHER WITH EXHIBITS THERETO, THE "MASTER REPURCHASE AGREEMENT") DATED AS OF AUGUST 7, 2003 BETWEEN LEHMAN BROTHERS BANK, F.S.B., AS BUYER ("LBB") AND ACADEMIC MANAGEMENT SERVICES CORP., AS SELLER ("AMS").

Ladies and Gentlemen:

         WHEREAS, AMS and LBB have entered into the Master Repurchase Agreement captioned above, and AMS and LBB are negotiating a current draft of the Flow Student Loan Purchase and Warranties Agreement (the "Flow Purchase Agreement") by and between LBB, AMS, Fleet National Bank ("Fleet") and Bank One, National Association ("Bank One"); and

WHEREAS, the parties wish to amend the Master Repurchase Agreement as set forth below; and

WHEREAS, in consideration of LBB's agreement to extend the Repurchase Date and increase the maximum Purchase Price under the Master Repurchase Agreement, AMS has agreed to pay to LBB an amendment fee; and

NOW, THEREFORE, in consideration of the premises and agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Terms used herein and not otherwise defined shall have the respective meanings set forth in the Master Repurchase Agreement.

1. Pursuant to Section 20 of the Master Repurchase Agreement, the definition of Repurchase Date set forth in Section 2 of the Master Repurchase Agreement is hereby amended by deleting the existing definition and replacing it with the following:

                  "Repurchase Date" means the date on which Seller is to repurchase the Purchased Student Loans from Buyer which will be the earlier of (a) the date of any withdrawal of the Sallie Mae offer to purchase the Seller or the assets of the Seller,
                  (b) the date on which Seller makes any (i) payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption,

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                  defeasance, retirement or other acquisition of any equity
                  interest of the Seller, whether now or hereafter outstanding,
                  (ii) makes any other distribution in respect of any of the foregoing or to any shareholder or equity owner of the Seller, either directly or indirectly, whether in cash or property or in obligations of the Seller (other than as contemplated by subclause (iii) immediately following) or (iii) makes any payments on account of any debt to the Guarantor (other than in reimbursement of amounts advanced by the Guarantor in respect of subsequent disbursements on Federal Student Loans that have been transferred to EFG-III, LP on which a first disbursement was made on or before July 24, 2003 and for which the subsequent disbursement was due and made by the Guarantor after July 24, 2003), (c) the occurrence of an unwaived default or event of default of Seller, its Affiliates, any financing vehicles of the Seller, or the Guarantor under any material agreement to which it is a party, (d) November 20, 2003, or (e) as otherwise determined by application of the provisions of Sections 3, 5 or 13.

2. Solely with respect to the Transaction to be entered into on October 2, 2003 (and any roll of such Transaction into a new Transaction), Section 2 of the Master Repurchase Agreement is hereby amended by deleting the existing definition of Purchase Price and replacing it with the following:

                  "Purchase Price" means the price at which the Purchased Student Loans for such Transaction are transferred by Seller to Buyer or its designee, provided that in no event shall the Purchase Price be greater than the price at which the Purchased Student Loans for such Transaction are transferred by Seller to Buyer or its designee, which shall be equal the sum of (a) 96% of the lesser of (x) the unpaid principal balance (such balance to include, in the case of Federal Student Loans, accrued interest that is not then payable but is to be capitalized and added to principal) for such Purchased Student Loans and (y) the Market Value of the related Purchased Student Loans; plus (b) $4,500,000 (the "Amendment Fee Portion").

3. AMS and LBB hereby agree that with respect to the Amendment Fee Portion of the Purchase Price of the Transaction to be entered into on October 2, 2003 (and any roll of such Transaction into a new Transaction), the Pricing Rate shall be 0%.

4. Section 20 of the Master Repurchase Agreement is hereby amended by deleting the existing section and replacing it with the following:

                  Section 20. Terminability. The Repurchase Date shall be November 20, 2003 unless the Buyer and Seller agree in writing to extend it for a period of 30 days therefrom. This Agreement shall terminate upon the payment of the Repurchase Price for all Transactions outstanding on the Repurchase Date and any other amounts due hereunder.

5. Section 3(g) of the Master Repurchase Agreement is hereby amended by deleting the existing section and replacing it with the following:

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                  (g) With respect to all Transactions hereunder the aggregate
                  Purchase Price of all Purchased Student Loans at any one time subject to then outstanding Transactions shall not exceed $275,000,000.

6. In connection with, and as a condition precedent to the effectiveness of this Letter Amendment, AMS agrees to pay LBB an amendment fee of $4,500,000. LBB and AMS agree that the Amendment Fee Portion of the Purchase Price for the Transaction entered into on October 2, 2003 is in payment of such amendment fee.

7. LBB and AMS hereby agree that, if the currently proposed sale of AMS to Sallie Mae (the "AMS Sale Transaction") does not occur, is cancelled, falls through, or otherwise will not be consummated by the November 20, 2003 or such later date acceptable to LBB, LBB shall purchase student loans from AMS in accordance with the Flow Purchase Agreement. AMS shall immediately notify LBB if the AMS Sale Transaction is cancelled, otherwise falls through, or otherwise is not consummated in the time frame originally contemplated.

8. Notwithstanding anything set forth in Section 3(f), AMS agrees that upon the sale of any Purchased Student Loans, the purchase proceeds with respect to such sale shall be paid to LBB to be applied against the Repurchase Price with respect to all outstanding Transactions.

9. If LBB purchases the Purchased Student Loans pursuant to paragraph 7 above, LBB shall have the right to set off the related purchase price under the Flow Purchase Agreement against any amounts payable by the Seller (regardless of when due) under the Master Repurchase Agreement.

10. If LBB purchases Student Loans pursuant to paragraph 7, on the date the final Final Settlement Amount (as defined in the Flow Purchase Agreement) with respect to such Purchased Student Loans (as defined in the Flow Purchase Agreement) is paid by LBB pursuant to the terms of the Flow Purchase Agreement, LBB shall reimburse to AMS an amount equal to the lesser of (a) $4,500,000 and (b) the sum of (i) $1,500,000 and
         (ii) the product of 1% and the Principal Amount (as defined in the Flow Purchase Agreement) of Purchased Student Loans (as defined in the Flow Purchase Agreement), if any; provided, that LBB shall have the right to set off such amount against any amounts payable by the Seller (regardless of when due) under the Master Repurchase Agreement.

11. AMS and LBB agree to use their best efforts to finalize and execute the Flow Purchase Agreement in form and substance substantially similar to the current draft within 15 days of the date hereof. AMS agrees that it shall use its best efforts to cooperate with LBB in causing the conditions precedent under the Flow Purchase Agreement (other than the condition precedent that the AMS Sale Transaction shall not have been completed by November 20, 2003 or such later date acceptable to LBB) to be satisfied, including immediately using commercially reasonable efforts to cause Sallie Mae to enter into a servicing agreement with LBB for the servicing of such Student Loans.

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12.      AMS represents and warrants as follows: (a) AMS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) the chief executive office and primary place of business of AMS is located at One AMS Place, 463 Swansea Mall Drive, Swansea, Massachusetts 02777, (c) (i) the execution, delivery and performance by it of this Letter Amendment, and (ii) the performance by it of the Master Repurchase Agreement, are within its powers, have been duly authorized by all necessary action, and do not contravene (i) its organization documents or (ii) any law or any contractual restriction binding on or affecting it; (d) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the due execution, delivery and performance by it of the this Letter Amendment, or (ii) the performance by it of its obligations pursuant to the Master Repurchase Agreement;
         (e) the Master Repurchase Agreement and this Letter Amendment constitute the legal, valid and binding obligation of AMS enforceable against AMS in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity; (f) AMS confirms that each of the representations and warranties made by Seller pursuant to the Master Repurchase Agreement are true and correct with respect to AMS as of the date hereof (except for such representations and warranties that by their terms expressly relate to an earlier date), (g) there is no pending or, to the knowledge of AMS, threatened action or proceeding affecting AMS before any governmental agency or arbitrator which may materially adversely affect the ability of AMS to perform its obligations pursuant to the Master Repurchase Agreement or this Letter Amendment; and (h) as of the date hereof no default or event of default has occurred and is continuing pursuant to the Master Repurchase Agreement.

13. This Letter Agreement constitutes an amendment to the Master Repurchase Agreement, and, except as expressly amended and modified by this Amendment, the Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. This Letter Amendment may not be amended or modified except in writing and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. The invalidity or unenforceability of any provisions of this Letter Amendment shall not affect the validity or enforceability of any other provision of this Letter Amendment, which shall remain in full force and effect. This Letter Amendment may be executed in one or more counterparts, together which shall constitute one and the same instrument.

                                                 Very Truly Yours,

                                                 LEHMAN BROTHERS BANK, F.S.B.

                                                 By: ___________________________
                                                 Name:
                                                 Title:

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AGREED AND ACCEPTED:

ACADEMIC MANAGEMENT SERVICES CORP.

By:    ______________________________
Name:  Rhonda Sayles
Title: Vice President

                        [Guarantor Consent on next page]

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GUARANTOR CONSENT:

                                                           As of October 2, 2003

UICI, in its capacity as Guarantor pursuant to the Guaranty and Warranty Agreement dated as of August 7, 2003 (the "Guaranty") hereby (i) confirms that the Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity; (ii) confirms that each of the representations and warranties made by it pursuant to the Guaranty are true and correct with respect to it as of the date hereof (except for such representations and warranties that by their terms expressly relate to an earlier date), (iii) confirms that there is no pending or, to the knowledge of UICI, threatened action or proceeding affecting the Guarantor before any governmental agency or arbitrator which may materially adversely affect the ability of the Guarantor to perform its obligations pursuant to the Guaranty, and (iv) consents to the execution and delivery by AMS of this Letter Amendment and affirms that its obligations pursuant to the Guaranty shall remain in full force and effect on and after the date hereof.

UICI

By:    ______________________________
Name:  Greg Mutz
Title: Vice Chairman

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